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                                                                       EXHIBIT 5



                                March 15, 2000



LTX Corporation
LTX Park
University Avenue
Westwood, Massachusetts 02090


     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for LTX Corporation, a Massachusetts corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,875,000 shares (including up to 375,000 shares that may be offered solely in order to cover over-allotments, if any) of Common Stock, $.05 par value per share, of the Company (the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission today.

     We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such corporate records, agreements, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

     We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company and the underwriters named therein (the "Underwriting Agreement"), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and that the Shares will be sold and transferred only upon the payment therefor as provided in the Underwriting Agreement. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

     This opinion is limited solely to the Massachusetts Business Corporation Law, as applied by courts located in the Commonwealth of Massachusetts.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when delivered and paid for in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,


                                        BINGHAM DANA LLP